                                                                     Exhibit 2.1






                               REORGANIZATION AGREEMENT

                                        AMONG


                          SANCHEZ COMPUTER ASSOCIATES, INC.
                                    ("Sanchez"),


                              SYSTEM ACQUISITION CORP.
                                      ("SAC").


                          GREYSTONE TECHNOLOGY CORPORATION
                                    ("Company")


                                         AND


                           ROBERT D. SHEAR and K.S. BHASKAR
                                   ("Shareholders")

                              REORGANIZATION AGREEMENT


     REORGANIZATION AGREEMENT made as of this 5th day of February, 1998 among Greystone Technology Corporation, a corporation organized under the laws of the State of Delaware ("Company"), Robert D. Shear and K. S. Bhaskar ("Shareholders") and Sanchez Computer Associates, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania ("Sanchez"), and System Acquisition Corp., a corporation organized under the laws of the State of Delaware and wholly-owned subsidiary of Sanchez ("SAC").


                                      BACKGROUND

     Shareholders own 1,928,292 shares of common stock, $.01 par value (the "Company Stock") of, in the amounts set forth in Schedule A hereto, representing all of the issued and outstanding shares of capital stock of Company. Sanchez desires to acquire Company through a merger of SAC with and into the Company (the "Merger"), with the Company being the surviving corporation (the "Surviving Corporation"), pursuant to the terms and conditions set forth herein and in an Agreement of Merger in the form attached hereto as Exhibit A (the "Agreement of Merger") in a transaction intended, for federal income tax purposes, to qualify as a reorganization under the provisions of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code") and, for accounting purposes, to be accounted for as a "pooling of interests", upon the other terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises, covenants, representations and warranties made in this Agreement, Sanchez, SAC, Company and Shareholders, intending to be legally bound, hereby agree as follows:

                                     ARTICLE I
                                    DEFINITIONS

     Section 1.1. Definition. For convenience certain terms in this Agreement shall have the following meanings (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural terms defined), respectively:

          "Accounts Receivable" shall mean all of Company's accounts receivable and notes receivable created or arising in respect of the sale of services, products or other assets.

          "Accredited Investor" shall have the meaning assigned to that term in Rule 501 under the Securities Act.

          "Additional Purchaser Shares" shall have the meaning assigned to it in Section 2.1(b) hereof.

          "Affiliate" shall mean, as to any specified person, (a) any other person controlling, controlled by or under common control with such specified person, (b) any officer, director or partner of such specified person, (c) any other person of which such specified person is an officer, employee, agent, director, shareholder or partner or (d) any member of the Family Group of such specified person or of any individual who is an Affiliate of such specified person by reason of clause (a) or (b) of this definition. The term "control," with respect to any person, means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or a partnership interest, by contract or otherwise. "Family Group" means, as to any individual, such individual's spouse, ancestors, lineal descendants and trusts for the benefit of any of the foregoing, provided that all the income beneficiaries and remaindermen of any such trust are such individual's spouse, ancestors or lineal descendants.

          "Agreement of Merger" shall have the meaning assigned to it in the "Background" above.

          "Assets" shall mean, collectively, all of Company's assets, properties and rights of every kind and description, tangible and intangible, wherever situated, including without limitation (i) those assets and properties reflected on the Balance Sheet, with only such changes therein as shall have occurred in the regular and ordinary course of Company's business consistent with past practice since the Balance Sheet Date, and (ii) all rights of Company under all agreements, contracts, commitments, leases, plans, bids, quotations, proposals, licenses, permits, authorizations, instruments and other documents to which it is a party or by which it has rights.

          "Balance Sheet" shall mean a balance sheet of Company as of the last day of the month preceding the month in which the Closing occurs (the "Balance Sheet Date") prepared in accordance with generally accepted accounting principles consistently applied (and in a manner consistent with Company's historical preparation of financial statements).

          "Cash" shall mean all of Company's cash and cash equivalents as of the Closing Date.

          "Closing" shall mean the consummation of the transactions contemplated to occur hereunder on the Closing Date pursuant to Article III hereof.

          "Closing Date" shall have the meaning assigned to it in Section 3.1(a) hereof.

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

          "Company Stock" shall have the meaning assigned to it in "Background" above.

          "Company Stock Option" shall mean any option to purchase shares of Company Stock under Company's 1994 Stock Option Plan.

          "Condition" shall mean the assets, liabilities, business, operations, results of operations or condition (financial or otherwise) of Company.

          "Equipment" shall mean all of Company's furniture, fixtures, machinery, equipment, motor vehicles, office equipment, computers, tools and replacement parts, wherever located, all of the Equipment on the date hereof being listed on Schedule 4.10(c) hereof.

          "Escrow Agent" shall mean PNC Bank, National Association acting in its capacity as escrow agent under the Escrow Agreement.

          "Escrow Agreement" shall mean the Escrow Agreement among Shareholders, Sanchez and the Escrow Agent substantially in the form attached hereto as
Schedule 1.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the related rules and regulations of the Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

          "Financial Statement Date" and "Financial Statements" shall have the meanings assigned in Section 4.12(a) hereof.

          "Hazardous Substances" means any toxic or hazardous gaseous, liquid or solid material or waste the existence of which is recognized by governmental authorities to pose a hazard to the environment or human health or safety including (i) any "hazardous substances" as defined by the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.Sections 9601 et seq., (ii) any "extremely hazardous substance", "hazardous chemical", "toxic chemical" or "toxic substance" as those terms are defined by the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C.11001 et seq., and the federal Toxic Substance Control Act,
(iii) any "hazardous waste" as defined under the federal Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act, 42 U.S.C. Sections 6901 et seq., (iv) any "pollutant," as defined under the federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., as any of such laws in clauses (i) through (iv) may be amended from time to time, (v) any "hazardous air pollutant" as defined under the federal Clean Air Act, 42 U.S.C. Sections 7401 et seq. and (vi) any regulated substance or waste under any laws or court orders that currently exist or that may be enacted, promulgated or issued in the future by any federal, state or local governmental authorities concerning protection of the environment.

          "Intellectual Property and Information" shall mean all the following of Company, as it relates to Company: patents, applications for patents, trademarks, trademark registrations, applications for trademark registrations, trade names, service marks, service mark registrations, applications for service mark registrations, copyrights, copyright registrations, applications for copyright registrations, computer programs, trade secrets, product related artwork and know-how.

          "Knowledge" shall have the meaning assigned to it in Section 13.2 hereof.

          "Liabilities" shall mean any and all obligations or liabilities of any nature whatsoever, express or implied, matured or unmatured, disputed, liquidated, unliquidated, absolute, fixed or contingent, known or unknown.

          "Lien" shall mean mortgage, lien, security interest, pledge, encumbrance, restriction on transferability, default of title, charge or claim of any nature whatsoever or any property or property interest.

          "Merger" shall have the meaning assigned to it in "Background" above.

          "Merger Consideration" shall mean 84,050 shares of  Sanchez Stock.

          "Permitted Liens" shall mean those Liens for taxes not yet due and payable and those Liens identified on Schedule 4.9 hereto that will remain as Liens against or affecting the Assets following the Closing.

          "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, university, or unincorporated organization, or a government, or any agency or political subdivision thereof.

          "Prepaid Items" shall mean all of Company's prepaid expenses, including but not limited to advances and deposits listed on Schedule 4.6(g) hereto.

          "Sanchez Stock" shall have the meaning assigned to it in Section 2.1 hereof.

          "Shareholders Documents" shall mean the documents of Shareholders described in Section 3.1(b) hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the related rules and regulations of the Commission (or any Federal agency then administering the Securities Act), all shall be in effect at the time.

          "Subsidiary" or "Subsidiaries" means any Person of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares, units or interests of every class of such Person other than directors' qualifying shares.

          "Surviving Corporation" shall have the meaning assigned to it in "Background" above.

                                     ARTICLE II
                                     THE MERGER

     Section 2.1. Merger. Subject to the terms and conditions herein set forth, Company and SAC shall be merged in accordance with the Agreement of Merger. Company shall continue as the surviving Delaware corporation (sometimes hereinafter, the "Surviving Corporation") and shall continue its existence under the laws of the State of Delaware, and the separate corporate existence of SAC shall cease. The manner of converting the shares of Company Stock into shares of Sanchez's common stock, no par value (the "Sanchez Stock"), and the amount of securities of Sanchez to be paid or delivered to the Shareholders in exchange for or upon surrender of their shares of Company Stock shall be as follows:

          (a) At the Effective Time (as defined in the Agreement of Merger), SAC shall cause to be issued to each Shareholder or into escrow pursuant to the Escrow Agreement such number of shares of Sanchez Stock as shall be necessary to effect the Merger in the manner herein provided.

          (b) Each share of Company Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive that number of shares of Sanchez Stock set forth in Schedule A hereto. No fractional shares shall be issued. Any shares of Company Stock held in the treasury of Company shall be cancelled.

          (c) Each share of capital stock of SAC issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a share of Company Stock.

          (d) At the Effective Time, all then outstanding options to purchase shares of Company Stock issued under the Company's 1994 Stock Option Plan, not exercised as of the Effective Time, will be assumed by Sanchez in accordance with Section 7.11.

     Section 2.2. Approval by Shareholders. At or prior to the Closing, the Board of Directors and the Shareholders of Company shall duly approve this Agreement and the Agreement of Merger and the Board of Directors and sole stockholder of SAC shall duly approve this Agreement and the Agreement of Merger. Simultaneously with the consummation of the Closing, a Certificate of Merger and any other instruments or documents required to make the Merger effective shall be filed with the appropriate governmental agencies or authorities in accordance with the provisions of the Delaware General Corporation Law.

     Section 2.3. Merger Closing. At the Closing, Sanchez (i) shall deliver to Shareholders 75,645 Shares of Purchaser Common Stock (the "Closing Shares") and (ii) shall deliver to the Escrow Agent, on behalf of the Shareholders, 8,405 Shares of Sanchez Common Stock (the "Escrow Shares"), for deposit and disposition pursuant to the Escrow Agreement.

                                    ARTICLE III
                                      CLOSING

     Section 3.1.   Closing

          (a) General. Unless otherwise agreed to by the parties hereto, the closing under this Agreement (the "Closing") will be held at the offices of Sanchez commencing at 10:00 a.m. on February 5, 1998, or such other date and time as shall be mutually agreed to in writing by Sanchez and Shareholders (the "Closing Date").

          (b)  Delivery.  At the Closing and as a condition to Closing:

               (i) Sanchez and the Surviving Corporation shall deliver the Merger Consideration to the Shareholders and the Escrow Agent in the amounts set forth in Schedule A hereto, all registered in the names of the Shareholders and in due and proper form;

               (ii) Company and SAC shall consummate the Merger as provided in
Section 2.1 and the Agreement of Merger; and

               (iii) the parties shall deliver to each other the respective agreements, legal opinions and other documents specified with respect to them in Articles VIII and IX.

          (c) Expenses. Each party shall be responsible for the payment of costs it has incurred and will incur in connection with the execution and delivery of this Agreement and consummation of the transactions contemplated hereby.


                                     ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF COMPANY AND SHAREHOLDERS

     Except as specifically otherwise stated below, Company and Shareholders jointly and severally represent and warrant to Sanchez and SAC as follows:

     Section 4.1. Organization and Qualification. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good corporate standing as a foreign corporation authorized to transact business and to own and lease property in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it requires such qualification in order to avoid liability or disadvantage, except where the failure to be so qualified would not have a material adverse effect on Company. All of such jurisdictions are listed on Schedule 4.1.

     Section 4.2. Capitalization of Company. As of the date hereof, the total authorized capital stock of Company consists of (a) 2,118,400 shares of Common Stock, par value $.01 per share (the "Common Stock") and (b) 881,600 shares of Non-Voting Common Stock, par value $.01 per share (the "Non-Voting Common Stock"), of which 1,046,692 shares of Common Stock and 881,600 shares of Non-Voting Common Stock are validly issued and outstanding, fully paid and nonassessable and owned by Shareholders as set forth in Schedule A hereto. There are no existing agreements, subscriptions, options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire from Company at any time, or upon the happening of any event, any shares of the capital stock of Company whether or not presently issued or outstanding; no outstanding securities of Company which are convertible into shares of Company; and no agreements, subscriptions, options, warrants, calls, commitments or rights to purchase or otherwise acquire from Company any such securities so convertible, except as noted on Schedule 4.2.

     Section 4.3. Stock Ownership. Each Shareholder severally (but not jointly with the other Shareholder) represents and warrants that he is the lawful owner of record and beneficially of the number of shares of the Company Stock set forth opposite his respective name in Schedule A hereto, free and clear of all pledges, liens, claims and encumbrances of every kind, including, without limitation, any agreements, subscriptions, options, warrants, calls, commitments or rights of any character granting to any person, firm or corporation any interest in or right to acquire from such Shareholder at any time, or upon the happening of any event, any shares of the Company Stock. Each Shareholder severally (but not jointly with the other Shareholder) represents and warrants that he has full legal power and all authorization required by law to transfer and deliver the Company Stock owned by him in accordance with this Agreement.

     Section 4.4. Subsidiaries, Interest in Other Entities. Schedule 4.4 hereto lists all subsidiaries of Company (individually, a "Subsidiary," and collectively, the "Subsidiaries"). Each Subsidiary is a corporation duly organized, validly existing and in good corporate standing under the laws of its jurisdiction of incorporation listed on Schedule 4.4, has all requisite corporate power and authority to conduct its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, as set forth on
Schedule 4.4, wherein the conduct of its business or the ownership or leasing of its properties and assets requires such qualification, except where the failure to be so qualified would not have a material effect on Company. The authorized, issued and outstanding shares of the capital stock of each Subsidiary are as listed on Schedule 4.4, and all of the issued and outstanding shares of each Subsidiary are owned of record and beneficially by Company or another Subsidiary, as indicated on Schedule 4.4, free and clear of all pledges, liens, claims and encumbrances of every kind, including, without limitation, any agreements, subscriptions, options, warrants, calls, commitments or rights of any character granting to any person, firm or corporation any interest in or right to acquire from Company or any Subsidiary, at any time, or upon the happening of any event, any shares of the issued and outstanding capital stock of any

Subsidiary. All of the issued and outstanding shares of the capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. There are no existing agreements, subscriptions, options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire from any Subsidiary at any time, or upon the happening of any event, any shares of the capital stock of such Subsidiary whether or not presently issued or outstanding; no outstanding securities of any Subsidiary which are convertible into shares of such Subsidiary; and no agreements, subscriptions, options, warrants, calls, commitments or rights to purchase or otherwise acquire from any Subsidiary any such securities so convertible.

     Section 4.5    INTENTIONALLY LEFT BLANK.

     Section 4.6. Due Authorization. Each Shareholder severally (but not jointly with the other Shareholder) represents and warrants that he has the right, power and authority to enter into and perform this Agreement, and this Agreement constitutes the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

     Section 4.7. Conflict with Other Instruments; Absence of Restrictions. The execution, delivery and performance of this Agreement by Company and Shareholders will not contravene any provision of Company's certificate of incorporation or by-laws and, except as set forth on Schedule 4.8, will not result in a breach of, or constitute a default under, any agreement or other document to which Company is a party or by which Company is bound, or any decree, order or rule of any domestic or foreign court or governmental agency or any provision of applicable law which is binding on Company, or result in the creation or imposition of any Lien on any of Company or give to others any interest or rights therein or create in any third party the right to modify, terminate or accelerate (or to make a claim for damages in respect of) any instrument or contract to which Company is a party or by which Company is bound. Each Shareholder severally (but not jointly with the other Shareholder) represents and warrants that the execution, delivery and performance of this Agreement by Company and such Shareholder will not result in a breach of, or constitute a default under, any agreement or other document to which such Shareholder is a party or such Shareholder is bound, or any decree, order or rule of any domestic or foreign court or governmental agency or any provision of applicable law which is binding on such Shareholder.

     Section 4.8. Government and Third-Party Approvals. Each Shareholder severally (but not jointly with the other Shareholder) represents and warrants that, except as listed on Schedule 4.8, no consent by, approval or authorization of or filing, registration or qualification with any federal, state or local authority, or any foreign governmental authority, or any corporation, person or other entity (including any party to any contract or agreement with each Shareholder, respectively, or Company) is required (a) for the execution, delivery or performance of this Agreement or (b) in connection with such Shareholder's or Company's consummation of the transactions contemplated hereby, to the extent that the failure to obtain such consent, approval or authorization, or to make such filing, registration or qualification, would have a material adverse effect on Company, Sanchez or SAC.

     Section 4.9. Title to Assets and Related Matters. Company has good, valid and marketable title to all of its Assets, whether tangible or intangible, and whether consisting of real or personal property, and all such Assets are held free and clear of mortgages, liens, pledges, claims, charges, security interests or other encumbrances or limitations of any nature whatsoever, except as noted on Schedule 4.9.

     Section 4.10.  Other Representations Regarding Company's Assets.

          (a) Accounts Receivable. Except as set forth on Schedule 4.10, all of the Accounts Receivable (i) have arisen solely in the ordinary course of business of Company; (ii) represent valid obligations due to Company and are enforceable in accordance with their terms; and (iii) are collectible on or before the 90th day following the Closing Date in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms.

          (b) Cash Accounts. Schedule 4.10(b) lists each bank and mutual fund account and safe deposit box of Company and each person authorized to sign checks or withdraw funds from such accounts and to have access to such safe deposit boxes.

          (c) Equipment. Except as set forth on Schedule 4.10(c), the items of Equipment listed on Schedule 4.10(c) are in good working order and fit for their intended use (ordinary wear and tear excepted). The Equipment includes all of the equipment currently owned by Company.

          (d)  Intentionally left blank.

          (e) Intellectual Property and Information. The Intellectual Property and Information includes all of Company's intellectual property rights which are used or useful in operating Company's business. Company owns exclusively or has a valid right to use the Intellectual Property and Information being used to conduct its business as now operated and the conduct of its business as now operated does not and, to Company's and Shareholders' knowledge, will not conflict with or infringe upon the intellectual property rights of others. A complete list of licenses other than standardized end-user software licenses and registrations of and applications for registrations of such Intellectual Property and Information is attached hereto as Schedule 4.10(e). Except as set forth on Schedule 4.10(e), no claim is pending or, to Company's and Shareholders' knowledge, threatened against Company and/or its officers, employees and consultants to the effect that any such Intellectual Property and Information owned or licensed by Company, or which Company otherwise has the right to use, is invalid or unenforceable by Company. Except pursuant to the terms of any licenses specified on Schedule 4.10(e), Company has no obligation to compensate any person or entity for the use of any such Intellectual Property and Information, and Company has not granted any person or entity any license or other right to use any of the Intellectual Property and Information of Company, whether requiring payment of royalties or not.

     Company has taken all reasonable measures to protect and preserve the security, confidentiality and value of its Intellectual Property and Information and other confidential information. Those employees and consultants of Company involved in the design, review, evaluation or development of products, Intellectual Property and Information or other confidential information have executed a nondisclosure and assignment of inventions agreement sufficient to protect the confidentiality and value of Company's Intellectual Property and

Information and other confidential information and to vest in Company exclusive ownership of such Intellectual Property and Information and other confidential information. To Company's and Shareholders' knowledge all material trade secrets and other confidential information of Company are presently valid and protectible and are not part of the public domain or knowledge, nor, to Company's and Shareholders' knowledge, have they been used, divulged or appropriated for the benefit of any person other than Company or otherwise to the detriment of Company, and no such employee or consultant is subject to any contractual or legal restrictions which might interfere with the use of their best efforts to promote the interests of Company. To Company's and Shareholders' knowledge, no employee or consultant of Shareholder has used any trade secrets or other confidential information of any other person in the course of their work for Company. Except as set forth on Schedule 4.10(e), Company is the exclusive owner of all right, title and interest in its Intellectual Property and Information and other confidential information as purported to be owned by it, and such Intellectual Property and Information and other confidential information are, to Company's and Shareholders' knowledge, valid and in full force and effect.
 Neither Company nor any of its employees or consultants has received notice of, and to the best of Shareholders' knowledge there are no, claims that Company's Intellectual Property and Information and other confidential information or the use or ownership thereof by Company infringes, violates or conflicts with any such right of any third party. To Company's and Shareholders' knowledge, no university, hospital, government agency (whether federal or state) or other organization which sponsored research and development conducted by Company has any claim of right to or ownership of or other encumbrance upon the Intellectual Property and Information and other confidential information of Company.

          (f)  Computer Software.

               (i) Performance. Each of the computer software products sold, licensed, distributed, marketed or used by Company (the "Software Products") performs, to a material extent, in accordance with specifications, documentation and other written material used in connection with the sale, license, distribution, marketing or use thereof and is free of material defects in programming and operation. Schedule 4.10(f)(i) contains a complete list of Software Products.

               (ii) Development. Except set forth on Schedule 4.10(f)(ii), no employee of Company is in default under any term of any employment contract, agreement or arrangement relating to the Software Products, any noncompetition or confidentiality arrangement or any other contract or restrictive covenant relating to the Software Products or their development or exploitation. Except as set forth on Schedule 4.10(f)(ii), the Software Products do not include any inventions of employees of Company made prior to the time such employees became employees of Company or made outside of the scope of such employees' employment, nor any property of any previous employer of such employee. Except as set forth on Schedule 4.10(f)(ii), no person other than employees of Company participated in the development of any of the Software Products.

               (iii) Title. All right, title and interest in and to the Software Products is owned by Company, free and clear of all Liens, except as indicated on Schedule 4.10(f)(iii). No government funding was utilized in the development of any of the Software Products. The sale, license, distribution, marketing or use of the Software Products by Company does not violate in any material respect any rights of any other person, and Company has not received any communication alleging such violation. Company has no obligation to compensate any person for the sale, license, distribution, marketing or use of the Software Products. Other than as set forth on
Schedule 4.10(f)(iii), Company has not granted to any other person any license, option or other right in or to any of the Software Products, except for non-exclusive, royalty-bearing, end-user licenses granted by Company pursuant to license agreements, substantially in the forms attached as part of Schedule 4.10(f)(iii) (the "End-User Licenses").

               (iv) Maintenance. Company has no obligation to any other person to maintain, modify, improve or upgrade any of the Software Products, which obligation could have a material adverse effect on Company, except for any such obligation set forth in an End-User License or under a maintenance agreement substantially in the form attached as Schedule 4.10(f)(iv).

               (v) Protection of Proprietary Nature of Software Products. Company has kept secret and has not disclosed the source code for the Software Products to any person other than certain employees of Company. Company has taken all reasonable measures to protect the security, confidentiality and value of the Software Products. All employees and consultants of Company who are involved in the design, review, evaluation or development of any Software Products, or who otherwise have access to source and object codes for the Software Products, have executed a nondisclosure and assignment of inventions agreement sufficient to protect the confidentiality and value of the Software Products and to vest in Company exclusive ownership of the Software Products.

          (g) Prepaid Items. All of Company's prepaid expenses are set forth in Schedule 4.10(g).

     Section 4.11.  INTENTIONALLY LEFT BLANK.

     Section 4.12.  Additional Information.

          (a) Financial Statements. Schedule 4.12 consists of the unaudited consolidated financial statements of Company (the "Financial Statements") for its fiscal year ended September 30, 1997 (the "Financial Statement Date") (consisting, in each case, of a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of shareholder's equity and retained earnings and a consolidated statement of cash flows). The Financial Statements were prepared in accordance with generally accepted accounting principles and practices consistently applied throughout the periods reported upon and fairly and accurately present the financial condition and the results of the operations of Company as at the respective dates thereof and for the periods reported therein, except that footnotes have not been included and the statements are subject to normal year-end adjustments.

          (b) Absence of Liabilities. On the Financial Statement Date, Company has no Liabilities and no basis for any such Liability exists other than (i) any reflected in the Financial Statements or in this Agreement or in any Schedule hereto or (ii) any arising since the Financial Statement Date in the ordinary course of business of Company and in compliance with the covenants and agreements of Company herein contained.

     Section 4.13. Permits and Approvals. Schedule 4.13 contains a true and correct description of all material licenses, permits, approvals, authorizations, consents and registrations issued in favor of Company, all of which are in full force and effect, and Company is currently being operated in compliance with the terms of each of the foregoing in all material respects.

     Section 4.14. Compliance with Law. In all material respects, Company has complied with each, and is not in violation of any, law, ordinance or governmental rule or regulation necessary to the ownership of its or, the operation of the business or otherwise.

     Section 4.15. Compliance with Environmental Laws. With respect to Company and the Assets: (a) Company has materially complied with each, and is not in material violation of any, federal, state or local law, statute, regulation, permit provision or ordinance, relating to the use, generation, handling, storage, transportation, release, treatment or disposal of Hazardous Substances (the "Environmental Laws"); and (b) there are no locations at any facilities owned, leased or operated by Company where Hazardous Substances have entered into the soil, surface water or groundwater in material amounts due to acts or omissions of Company. There are no on-site or, to the knowledge of Company, off-site locations to which Company has transported Hazardous Substances or arranged for their transportation from facilities owned, leased or operated by Company, which site is the subject of any federal, state or local enforcement action or other investigation under any Environmental Laws, which may lead to claims against Company's Shareholders or Sanchez for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"). To the knowledge of Company, no polychlorinated biphenyls or substances containing polychlorinated biphenyls are present on facilities owned, leased or operated by Company in connection with the business or the Assets, and, to the knowledge of Company, no asbestos or materials containing asbestos are present on facilities owned, leased or operated by Company in connection with the business or the Assets. To the knowledge of Company, the Assets are free from the presence of radon gas or the presence of the radioactive decay products of radon or any other radioactive contaminant.

     Section 4.16. Additional Environmental Disclosures. Schedule 4.16 hereto contains lists or summary descriptions of the following insofar as they affect or relate to facilities owned, leased or operated by Company:

          (a) All federal, state, and local permits relating to Hazardous Substances held by Company or any Affiliate;

          (b) All variances, notices of violation, compliance orders, consent agreements or decrees or judgments against or involving Company involving any environmental matters;

           (c) All notices given by Company to any governmental body or official about discoveries of problems associated with Hazardous Substances at facilities owned, leased or operated by Company, including copies of all spill reports, all reports submitted by Company pursuant to environmental permits, information supplied in response to inquiries from federal, state or local agencies, and any requests submitted to Company by the United States Justice Department, the United States Environmental Protection Agency or state agencies pursuant to CERCLA or RCRA regarding the hazardous wastes or hazardous substances Company has generated in the past and where those wastes and substances are disposed; and

          (d) All underground storage tanks located on facilities owned, leased or operated by Company.

     Section 4.17. Litigation. No litigation, arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of Company or Shareholders, threatened against Company with respect to the business or any of the Assets or the transactions contemplated by this Agreement. Company is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which affects Company's business or the Assets. Each Shareholder severally (but not jointly) represents and warrants that he is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which affects Company's business or the Assets .

     Section 4.18. Absence of Changes. Between the Financial Statement Date and the Closing Date there has not been:

          (a) Any material change in the Condition, except changes in the ordinary course of business, none of which individually or in the aggregate has been or will be prior to the Closing materially adverse to the business or the Assets or could materially affect the Condition;

          (b) Any damage, destruction or loss relating to the business or the Assets, whether or not covered by insurance or any other event or condition which has had or would have a material adverse effect, in the aggregate, on the Assets or on the Condition;

          (c) Any claims relating to the business or the Assets not covered by applicable policies of liability insurance within the maximum insurable limits of such policies;

          (d) Any cancellation of supply contracts or purchase orders relating to the business in an amount exceeding $5,000 in any case or $15,000 in the aggregate;

          (e)  Any material deterioration in the Condition of Company;

          (f) Any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of the Company Stock, or any direct or indirect redemption, purchase or other acquisition of any such shares; or

          (g) Any increase in the compensation payable or to become payable by Company to any of its officers, employees or agents, or any known payment or arrangement made to or with any thereof other than as set forth on
Schedule 4.18(g).

     Section 4.19. Contracts, Leases, Etc. Except as listed and described on Schedule 4.19 hereto, or as otherwise disclosed herein, Company is not party to any written or oral:

          (a) agreement, contract or commitment with any present or former shareholder, director, officer, employee or consultant or for the employment of any person, including any consultant;

          (b) agreement, contract, commitment or arrangement with any labor union or other representative of employees;

          (c) agreement, contract or commitment for the future purchase of, or payment for, supplies or products which obligates Company to purchase supplies or products not limited as to quantity or at a specified price unrelated to the market price and which is not cancelable on 30 days notice or less without penalty; or for the performance of services by a third party which involves in any one case $5,000.00 and is not cancelable on 30 days notice or less without penalty;

          (d) agreement, contract or commitment to sell or supply products or to perform services which obligates Company to sell products or perform services on terms not limited as to quantity but limited as to price which is not cancelable on 30 days' notice or less without penalty;

          (e) representative, distribution, purchase or sales agency agreement, contract or commitment;

          (f) lease under which any Shareholder or Affiliate is either lessor or lessee;

          (g) note, debenture, mortgage, pledge, charge, security agreement, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for borrowing or lending of money (including, without limitation, loans to or from officers, directors or any member of their immediate families), agreement or arrangements for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person, except for annual bonuses accrued on the financial statements or as otherwise disclosed in Schedule 4.24;

          (h) agreement, contract or commitment for any charitable or political contribution;

          (i) agreement, contract or commitment for any capital expenditure in excess of $5,000.00;

          (j) agreement, contract or commitment limiting or restraining it from engaging or competing in any lines of business with any person;

          (k) license, franchise, distributorship or other similar agreement, including those which relate in whole or in part to any patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by it in the operation of the business;

          (l) profit sharing, stock purchase, stock option, pension, retirement, long-term disability, hospitalization, insurance or similar material plans providing employee benefits;

          (m) other agreement, contract or commitment requiring payments or other consideration by or from Shareholder in excess of $5,000.00 during the remainder of its term; or

          (n) other material agreement, contract or commitment not made in the ordinary course of business.

          All of the foregoing agreements, contracts, commitments, leases and other documents and undertakings are sometimes herein referred to as the "Contracts."

          Each of the Contracts is valid and enforceable in accordance with its terms; to the knowledge of Company and Shareholders, the Company and, to the knowledge of Company and Shareholders, the other parties thereto are in compliance with the provisions thereof in all material respects; neither Company nor, to the knowledge of Company or Shareholders, any other party is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein, which default would have a material adverse effect on the Condition; no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default by Company thereunder, which default would have a material adverse effect on the Condition. Except as set forth on Schedule 4.19, none of the terms or provisions of any of the Contracts adversely affects the Condition or includes a restriction on Company's ability to compete.

     Section 4.20. Relationship With Customers and Suppliers. Company has used its reasonable business efforts to maintain, and currently maintains, in all material respects, good working relationships with all of its customers and suppliers. Each of Company's contracts with its customers and related customer relationships which have been terminated or cancelled during the one year period ended October 31, 1997 are set forth and described on Schedule
4.20. Schedule 4.20 also contains a list of the names of each of the ten customers who, in the aggregate, for the three fiscal years ending 1997, 1996 and 1995, were the largest dollar volume customers of products sold by Company. Except as set forth on Schedule 4.20,none of such customers has given Company written notice terminating, canceling or threatening to terminate or cancel any contract or relationship with Company.

     Section 4.21.  Product and Service Warranties.  Set forth on Schedule
4.21 are the standard forms of product and service warranties and guarantees utilized by Company in connection with the operation of the business together with all other material product and service warranties and guarantees used by Company in connection with the operation of the business.

     Section 4.22. Taxes. Company has duly and timely filed with the appropriate governmental agencies (federal, state, local and foreign) all tax and other returns required to be filed by it. Company has paid, or has made sufficient provision for the payment of, all taxes required (a) to be paid by it for all fiscal and other applicable tax periods which have ended or (b) to be accrued for the portion of the current fiscal or other current applicable tax period up to the day prior to the Closing Date, except as disclosed on
Schedule 4.22. No deficiencies for any taxes have been asserted in writing or assessed against Company which remain unpaid and which individually or in the aggregate are material to the Condition. Company's federal income tax liabilities, if any, have not been audited by the Internal Revenue Service .

     Section 4.23. Insurance. Schedule 4.23 sets forth a list of all policies or binders of fire, liability, product liability, worker's compensation, vehicular or other insurance held by or on behalf of Company (specifying for each such insurance policy, except the policies for worker's compensation and vehicular insurance, the insurer, the policy number or covering note number with respect to binders, and each pending claim thereunder of more than $5,000 and setting forth the aggregate amounts paid out under each such policy through the date hereof). To the knowledge of Company and Shareholders, such policies and binders are valid, in full force and effect and sufficient to protect the business and the Assets against all insured hazards. Company is not in default with respect to any material provision contained in any such policy or binder and Company has not failed to give any written notice or present any claim of which it has notice under any such policy or binder in a timely fashion. Company has not received or given a written notice of cancellation or non-renewal with respect to any such policy or binder. Neither Company nor either Shareholder has any knowledge of any material inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance. Company has not received written notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage listed on Schedule 4.23 will not be available in the future on substantially the same terms as now in effect.

     Section 4.24. Employees. Schedule 4.24 lists each of the employees of Company (collectively, the "Employees") and the annualized aggregate compensation as salary, wages and bonuses of each such Employee from October 1, 1996 through September 30, 1997 (or, if such Employee was hired after October 1, 1996, for the period beginning on the date of hire). In addition,
Schedule 4.24 lists (a) the base salary, as currently in effect, for each of the Employees, (b) the bonus arrangements, if any, currently in effect for each of the Employees, (c) the commission arrangements, if any, currently in effect for each of the Employees and (d) the date on which the most recent salary increase went into effect for each of the Employees and the amount of each such increase.

     Section 4.25. Strikes, Picketing, etc; Overtime, Back Wage, Vacation, Discrimination, and Occupational Safety Claims. There has been no strike, slowdown, picketing, work stoppage or labor dispute by any union or other group of employees of Company for three years, and to Company's or Shareholders' knowledge, no such action or dispute has been threatened. Company has not made any loan or given anything in value, directly or indirectly, to any officer, official, agent or representative of any labor union or group of employees (other than regular salaries and wages). Company has received no written notice of any outstanding claims against Company (whether under federal, state or foreign law, under any employment agreement, union labor contract or otherwise) asserted by any present or former employee of Company on account of or for (a) overtime pay, other than overtime pay for work done during the current payroll period; (b) wages or salary for any period other than the current payroll period; (c) any amount of vacation pay or pay in lieu of vacation time, other than vacation time or pay in lieu thereof earned in or in respect of the current fiscal year; or (d) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work. Company has received no written notice that any person or party has asserted or threatened to assert any claims against Company under or arising out of any statute, ordinance or regulation relating to discrimination or occupational safety in employment or employment practices (including, without limitation, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, or the Age Discrimination in Employment Act of 1967, as amended).

     Section 4.26. Pension and Other Employee Benefit Plans. There is set forth or identified in Schedule 4.26 all of the plans, funds, policies, programs, arrangements or understandings sponsored or maintained by Company which provide any employee of Company (or any dependent or beneficiary of any such employee) with (a) retirement benefits; (b) severance or separation from service benefits; (c) incentive, performance, stock, share appreciation or bonus awards; (d) health care benefits; (e) disability income or wage continuation benefits; (f) supplemental unemployment benefits; (g) life insurance, death or survivor's benefits; (h) accrued sick pay or vacation pay; or (i) any other type of material benefit offered under any arrangement subject to characterization as an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and not excepted by Section 4 of ERISA (the foregoing being collectively called "Employee Benefit Plans"). Except as described on Schedule 4.26, none of such Employee Benefit Plans is an "employee benefit pension plan" or a "pension plan" as defined in Section 3(2) of ERISA. As to any Employee Benefit Plan identified in Schedule 4.26, each of the following is true: (i) all amounts due from Company as contributions to the date hereof have been paid or accrued on their books;
(ii) Company and any Affiliated Company (as hereinafter defined) have performed or satisfied all material obligations required to be performed or satisfied by them under, and are not in default under or in violation of, any Employee Benefit Plan and, to Company's and Shareholders' knowledge, no other party is in default thereunder or in violation thereof; (iii) Company and any Affiliated Company are in compliance in all material respects with the requirements (including reporting and disclosure requirements applicable to them) prescribed by all statutes, orders or governmental rules or regulations applicable to the Employee Benefit Plans, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (iv) neither Shareholder nor any Affiliated Company or any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) has engaged in any "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could reasonably be expected to subject any Employee Benefit Plan (or its related trust), Company or any Affiliated Company, Sanchez, any shareholder, officer, director, partner or employee of Company, any Affiliated Company or Sanchez, or any trustee, administrator or other fiduciary of any Employee Benefit Plan to the tax or penalty imposed under
Section 4975 of the Code or Section 502(i) of ERISA; and (v) there are no material actions, suits or claims pending (other than routine claims for benefits) or, to Company's knowledge, threatened, against any Employee Benefit Plan or against the assets of any Employee Benefit Plan. For purposes of this Section 4.26, "Affiliated Company" shall mean any member (whether or not incorporated) of a group which is part of a controlled group of corporations or under common control (within the meaning of the regulations promulgated under Section 414 of the Code) and of which Company is a member. Company does not maintain or participate in, and has never maintained or participated in, any "multiemployer plans" as defined in
Section 3(37) of ERISA.

     Section 4.27.  INTENTIONALLY LEFT BLANK.

     Section 4.28. Contracts with Affiliates. There are no contracts, obligations or arrangements between Company and any director, officer, shareholder or employee of Company or any Affiliate of any such person applicable to the business or the Assets except for those identified on
Schedule 4.28.

     Section 4.29.  INTENTIONALLY LEFT BLANK.

     Section 4.30. Directors and Officers. Schedule 4.30 sets forth a true and complete list as of the date of this Agreement showing the names of each of the Company's and each of Subsidiaries' officers and directors, each of whom has been duly elected.

     Section 4.31. Commission. Neither Company nor anyone on its behalf has made any agreement or taken any action which may cause anyone claiming through Company or Shareholders to become entitled to a commission as a result of the Merger pursuant to this Agreement.

     Section 4.32.  Tax Matters; Pooling.

          (a) Neither Company nor, to the knowledge of Shareholders, any of its affiliates has taken or agreed to take any action that would prevent the sale of the Company Stock from constituting a reorganization qualifying under the provisions of Section 368(a)(2)(E) of the Code. The factual information provided by Company to Sanchez's auditors was correct in all material respects.

          (b) Company is not an investment company as defined in Section 368(a)(2)(f)(iii) and (iv) of the Code.

          (c) Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     Section 4.33. Statements and Other Documents Not Misleading. Neither this Agreement, including all Schedules, nor any other financial statement, document or other instrument heretofore or hereafter furnished to Sanchez in connection with the transactions contemplated hereby contains any untrue statement of any material fact or omits to state any material fact required to be stated in order to make such statement, document or other instrument not misleading. The representations and warranties set forth in this Article IV or in any schedule, exhibit, certificate or other document delivered in connection with the transactions contemplated hereby constitute the only representations and warranties given by Company or Shareholders concerning Company in connection with this Agreement and the transactions contemplated hereby, and Company and Shareholders hereby disclaim all other representations and warranties, express or implied, of whatever kind or nature, including, without limitation, warranties of merchantability or fitness for a particular purpose, and Sanchez and SAC hereby acknowledge that they have relied solely on the representations and warranties made by Company and Shareholders in this Agreement or in any schedule, exhibit, certificate or other document delivered in connection with the transactions contemplated hereby in connection with this transaction.

                                     ARTICLE V
          CERTAIN REPRESENTATIONS AND WARRANTIES RESPECTING SHAREHOLDERS'
                                     INVESTMENT

     Section 5.1. Private Placement. Each Shareholder represents and warrants that if the sale of the Company Stock is consummated, he or it (a) will acquire the Sanchez Stock for his or its own account, as principal and not on behalf of other persons and for investment and not with a view to the resale or distribution of all or any part of such shares; (b) understands that the Sanchez Stock constitutes "restricted securities" within the meaning of the rules and regulations promulgated under the Securities Act, and that a stop-transfer instruction will be issued by Sanchez to its transfer agent with respect to the Sanchez Stock, that the Sanchez Stock will not be initially registered under the Securities Act and cannot be sold by him or it unless they are registered under the Securities Act or unless an exemption from registration is available, and that Sanchez has no obligation to register the Sanchez Stock under the Securities Act, except as set forth herein; (c) is aware that Rule 144 affords a limited exemption from registration under the Securities Act for the public resale of restricted securities and that under the terms of Rule 144, as currently in effect, the Sanchez Stock may be sold to the public without registration thereof only after a period of one year has elapsed from the date of the exchange and then only in limited amounts upon compliance with all of the other requirements of Rule 144 and the Securities Act.

     Section 5.2. Certificate Legend. Each Shareholder acknowledges that the certificates representing the Sanchez Stock will bear the following legend:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale. These securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such shares under the Act and any applicable state securities laws, or the availability, in the opinion (reasonably satisfactory to the corporation) of counsel, of an exemption from registration thereunder."

     Section 5.3. Shareholder Sophistication. In connection with the proposed sale of the Company Stock, each of Shareholders hereby individually represent and acknowledge that such Shareholder (a) has such knowledge, sophistication and experience in business and financial matters that such Shareholder is capable of evaluating the merits and risks of an investment in the Sanchez Stock, (b) fully understands the nature, scope and duration of the limitations on transfer contained in this Agreement; (c) can bear the economic risk of an investment in the Sanchez Stock and can afford a complete loss of such investment; (d) that such Shareholder's principal residence during the past two years has been located in the state set forth opposite Shareholder's name on Schedule A hereto; and (e) that such Shareholder has received a copy of the following documents:
(i) the Sanchez's Annual Report to Shareholders for the year ended December 31, 1996, (b) the Sanchez's Proxy Statement for the Annual Meeting of Shareholders held on May 29, 1997, and (c) the Sanchez's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and that such Shareholder has obtained and reviewed Sanchez's financial statements referred to herein. Each Shareholder represents and warrants that such Shareholder has not relied on any purchaser representative, or on the Company or any other Shareholder, in connection with the acquisition of shares of Sanchez Stock hereunder. Shareholders have had an adequate opportunity to ask questions and receive answers from the officers of Sanchez concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the officers and directors of Sanchez, the plans for the operations of the business of Sanchez, and the business, operations and financial condition of Sanchez, and any plans for additional acquisitions and the like. Shareholders have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

     Section 5.4. Tax Treatment. Sanchez makes no representations regarding the tax consequences to Shareholders of the transactions contemplated by this Agreement, or any representations that this transaction will qualify as a tax free reorganization within the meaning of Section 368 of the Code. Shareholders acknowledge that they have been advised of the tax consequences of the transactions contemplated by this Agreement by their own tax advisers, and that they are relying on their tax advisers in determining their respective tax consequences in connection with the transactions contemplated in this Agreement.

     Section 5.5. Pooling. Neither Company nor Shareholders or any of their affiliates make any representations regarding the treatment of this transaction for financial reporting purposes, including, without limitation, whether or not the transaction will be treated as a "pooling of interest" for financial accounting purposes in accordance with generally accepted accounting principles and practices consistently applied and applicable Commission regulations. Sanchez acknowledges that it has been advised of the financial reporting consequences of the transactions contemplated by this Agreement by its own accountants and that it is relying on such accountants to determine the financial reporting of the transactions contemplated herein.

                                     ARTICLE VI
             REPRESENTATIONS AND WARRANTIES RESPECTING SANCHEZ AND SAC

     Sanchez and SAC jointly and severally represent and warrant to Company and Shareholders as follows:

     Section 6.1. Organization. Each of Sanchez and SAC is a corporation duly formed, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and the State of Delaware, respectively.

     Section 6.2. Due Authorization. The execution and delivery of this Agreement by each of Sanchez and SAC and the purchase of the Company Stock and performance of the obligations of each of Sanchez and SAC contemplated hereby have been duly and validly authorized by all necessary corporate action. Each of Sanchez and SAC has the right, power and authority to enter into and perform this Agreement, and this Agreement constitutes the valid and binding obligations of each of Sanchez and SAC, enforceable against each of Sanchez and SAC, respectively, in accordance with its terms. The Sanchez Stock to be exchanged for the Company Stock pursuant to the terms of this Agreement will be duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

     Section 6.3. Conflict With Other Instruments. The execution, delivery and performance of this Agreement by each of Sanchez and SAC will not contravene any provision of Sanchez's or SAC's respective charter or by-laws and will not result in a breach of, or constitute a default under, any agreement or other document to which Sanchez or SAC is a party or by which Sanchez or SAC is bound, or any decree, order or rule of any court or governmental agency or any provision of applicable law which is binding on Sanchez or SAC.

     Section 6.4. Government and Third-Party Approvals. No consent by, approval or authorization of or filing, registration or qualification with any federal, state or local authority, or any corporation, person or other entity (including any party to any contract or agreement with

Sanchez or SAC) is required for the execution, delivery or performance of this Agreement by Sanchez or SAC or in connection with Sanchez's or SAC's consummation of the transactions contemplated hereby and thereby.

     Section 6.5. Litigation. No litigation, arbitration investigation or other proceeding of or before any court arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of Sanchez or SAC, threatened against Sanchez or SAC, respectively, or the transactions contemplated by this Agreement and neither Sanchez nor SAC knows of any basis for such litigation, arbitration, investigation or proceeding.

     Section 6.6.   Tax Matters; Pooling.

          (a) Neither Sanchez, SAC nor, to the knowledge of Sanchez or SAC, any of their respective affiliates has taken or agreed to take any action that would prevent the purchase of the Company Stock from constituting a reorganization qualifying under the provisions of Section 368(a)(2)(E) of the Code, or from being treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles consistently applied and applicable Commission regulations. Each of Sanchez and SAC has been advised in writing as of the date of this Agreement by Sanchez's auditors that in accordance with generally accepted accounting principles consistently applied and applicable published rules and regulations of the Commission, Sanchez and SAC are eligible to be a party to a business combination accounted for as a "pooling of interests" and that Sanchez's auditors are not aware of any matters that preclude the use of pooling of interests accounting in connection with the sale of the Company Stock, and the factual information provided by Sanchez to Sanchez's auditors in connection with such advice was correct in all material respects.

          (b)  Neither Sanchez nor SAC is an investment company as defined in
Section 368(a)(2)(f)(iii) and (iv) of the Code.

          (c) Neither Sanchez nor SAC is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.


     Section 6.7.   Investment Representations.

          (a) Purchase for Investment. Each of Sanchez and SAC represents that it is its present intention to acquire the Company Stock to be acquired by it for its own account (and it will be the sole beneficial owner thereof) and that the Company Stock is being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof. Each of Sanchez and SAC further represents that it understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 or Rule 144A as promulgated by the Commission, all certificates evidencing any of the Company Stock, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale. These securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such shares under the Act and any applicable state securities laws, or the availability, in the opinion (reasonably satisfactory to the corporation) of counsel, of an exemption from registration thereunder."

          (b) Access to Information. Each of Sanchez and SAC and their representatives during the course of this transaction, and prior to the purchase of any Company Stock, have had the opportunity to ask questions of and receive answers from management of Company concerning the terms and conditions of the offering of the Company Stock and the additional information, documents, records and books relative to its business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of Company.

          (c) General Access. Each of Sanchez and SAC and their representatives have received and read or reviewed, and are familiar with, this Agreement and the other agreements executed or delivered herewith, including the terms of the Company Stock, and confirms that all documents, records and books pertaining to Sanchez's or SAC's investment in Company and requested by Sanchez, SAC or their representatives have been made available or delivered .

          (d) Sophistication and Knowledge. Each of Sanchez and SAC has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Company Stock. Each of Sanchez and SAC can bear the economic risks of this investment and can afford a complete loss of its investment.

          (e) Transfer Restrictions Imposed by Securities Laws. Each of Sanchez and SAC understands that: the Company Stock has not been registered under the Securities Act and applicable state securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available; Sanchez and SAC are and must be purchasing the Company Stock for investment for their own account and not for the account or benefit of others, and not with any present view toward resale or other distribution thereof. Each of Sanchez and SAC agrees not to resell or otherwise dispose of all or any part of the Company Stock purchased by it, except as permitted by law, including, without limitation, any regulations under the Securities Act and applicable state securities laws; Company does not have any present intention and is under no obligation to register the Company Stock under the Securities Act and applicable state securities laws; and Rule 144 or Rule 144A under the Securities Act may not be available as a basis for exemption from registration of the Company Stock thereunder.

          (f) Lack of Liquidity. Neither Sanchez nor SAC has any present need for liquidity in connection with its purchase of the Company Stock.

          (g) Suitability and Investment Objectives. The purchase of the Company Stock by Sanchez and SAC is consistent with the general investment objectives of Sanchez and SAC. Each of Sanchez and SAC understands that the purchase of the Company Stock involves a high degree of risk and there is no established market for Company's capital stock.

          (h) Accredited Investor Status. Each of Sanchez and SAC is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

     Section 6.8. Commission. Neither Sanchez nor SAC, nor anyone acting on theirbehalf, has made any agreement or taken any action which may cause anyone claiming through Sanchez or SAC to become entitled to a commission as a result of the purchase of the Company Stock pursuant to this Agreement.

     Section 6.9.   SEC Reports.   Since January 1, 1994, Sanchez has filed all
forms, reports and documents with the Commission required to be filed by it pursuant to the federal securities laws or the rules and regulations of the Commission thereunder, all of which complied in all material respects with all applicable requirements of the Exchange Act (collectively, the "Sanchez SEC Reports"). None of the Sanchez SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 6.10. Statements and Other Documents Not Misleading. Neither this Agreement, including all Schedules, nor any other financial statement, document or other instrument heretofore or hereafter furnished to Shareholders in connection with the transactions contemplated hereby contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated in order to make such statement, document or other instrument not misleading.

                                    ARTICLE VII
                        CERTAIN COVENANTS AND OTHER MATTERS

     Section 7.1. Corporate Examinations and Investigations. Company agrees to cooperate (and to cause its officers, employees, consultants, agents, attorneys and accountants to cooperate) fully with Sanchez and with its counsel, accountants and representatives in the conduct of their due diligence investigation of Company from legal, environmental, insurance, valuation and solvency perspectives and, in connection with such due diligence investigation, to grant to Sanchez and such representatives access during normal business hours to the properties, records and, with the prior consent of Company (which shall not be unreasonably withheld), employees, customers, creditors, vendors and suppliers of Company.
No investigation by Sanchez shall diminish any of the representations, warranties, covenants or agreements of Company or Shareholders under this Agreement or reduce Sanchez's right to pursue such remedies at law or hereunder as it would otherwise have in the absence of having conducted such investigation.

     Section 7.2. Confidentiality Agreement. Unless otherwise agreed to in writing by Shareholders or as otherwise required by law, Sanchez agrees for itself, its agents and employees (a) to keep all Proprietary Information (as hereafter defined) confidential and not to disclose or reveal any Proprietary Information to any person other than its officers, directors, affiliates, employees, attorneys, accountants, other agents and representatives who are participating in the evaluation of Company and the transactions contemplated hereby; and (b) not to use the Proprietary Information for any purpose other than in connection with the evaluation and/or consummation of the transactions contemplated hereby. As used herein, the term "Proprietary Information" means confidential information about Company and Shareholders furnished to Sanchez by Company or Shareholders; provided, however, that Proprietary Information shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Sanchez in violation of this Agreement, (ii) was available to Sanchez on a non-confidential basis prior to its disclosure by Company or Shareholders or (iii) becomes available to Sanchez on a non-confidential basis from a person other than Company or Shareholders who is not otherwise bound by a confidentiality agreement with Company or Shareholders. The obligations of Sanchez under this Section 7.2 shall terminate upon the earlier of the Closing Date or one year from the date of this Agreement. If the Closing is not consummated, Sanchez will, upon the request of Shareholders, destroy or return to Shareholders all Proprietary Information which is in writing or can otherwise be destroyed or returned.

     Section 7.3. Restriction on Certain Discussions and Actions. Company agrees that until the Closing Date or until termination of this Agreement pursuant to Article XIII it will refrain, and will direct and take all reasonable steps to cause its officers, directors, affiliates, employees, attorneys, accountants and other agents and representatives to refrain, from taking any action, directly or indirectly, to solicit, encourage, initiate or participate in any way in discussions or negotiations with, or furnish any information with respect to the business or the Company Stock to, any person or other entity (other than Sanchez and its representatives) in connection with any possible or proposed sale of capital stock, sale of a substantial portion of the assets, merger or other business combination involving Company or the acquisition of a substantial equity interest in Company or any similar transaction involving the Company. Shareholders agree that they will not (without Sanchez's prior written consent) disclose this Agreement or the matters referred to herein to any other prospective acquirer of Company until the Closing Date or until termination of this Agreement pursuant to Article XII.

     Section 7.4    Conduct of Business Prior to the Closing.  Prior to the
Closing:

          (a) Company shall conduct its business, operations, activities and practices (including, without limitation, its maintenance and management of Cash) in all material respects in the usual and ordinary course, consistent with its past practices;

          (b) Company shall not take or suffer or permit any action which would render untrue any of the representations or warranties of Company or Shareholders herein contained, and Company shall not omit to take any action the omission of which would render untrue any such representation and warranty in any material respect;

          (c) Company shall preserve its business organization intact, use reasonable best efforts to keep available to itself and to Sanchez the present services of its employees; preserve for itself and Sanchez the goodwill of Company's suppliers and customers and others with whom business relationships pertaining to the business exist; maintain in all material respects its tangible property pertaining to the business in the same condition as it now exists, ordinary wear and tear excepted; maintain the insurance policies identified on
Schedule 4.23 in full force and effect; and maintain in full force and effect in all material respects all agreements, licenses, permits, authorizations and approvals necessary for the operation of the business;

          (d) Company shall not grant or otherwise make, or agree to grant or otherwise make, any increase in the compensation payable or to become payable by it to any employees of Company;

          (e) Company shall not sell or dispose of any of its assets used or useful in the operation of the business (otherwise than in the ordinary course of business consistent with past practice and as previously disclosed to Sanchez);

          (f) Company shall not enter into any agreement not in the ordinary course of business; and

          (g) Company shall not cancel, waive or modify any claims or rights owned by, or running in favor of, it, which claims or rights will be transferred to Sanchez.

     Section 7.5. Notice to Sanchez. Company covenants and agrees to provide Sanchez with immediate notice of any occurrence which could materially adversely affect the Condition.

     Section 7.6. No Voluntary Bankruptcy Filing. Company covenants and agrees that it will not institute any bankruptcy, reorganization, arrangement or insolvency proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors on or prior to the Closing Date.

     Section 7.7. Removal of Liens. Company covenants and agrees to cause all of the liens identified on Schedule 4.9 hereof to be removed from the Assets on or immediately after the Closing Date.

     Section 7.8. Consents, Further Assurances. Consistent with the terms and conditions hereof, each party hereto will use its reasonable best efforts to execute and deliver such other documents and take such other actions as reasonably requested by the other party to fulfill the conditions precedent to the obligation of the other party to consummate the Merger, or as the other party hereto may reasonably request in order to carry out this Agreement and the transactions contemplated hereby. Sanchez and Company shall use their reasonable best efforts and will cooperate with each other to the extent reasonably necessary to obtain all consents, approvals and waivers, if any, from third parties required to consummate the transactions contemplated hereby or which, if not obtained, would materially adversely affect the Condition.

Section 7.9.   Stock Plans and Options.

          (a) From and after the Effective Time, each outstanding Company Stock Option, all of which are set forth in Schedule A, shall be assumed by Sanchez and shall pursuant to the terms of such options be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the number of shares of Sanchez Stock set forth in Schedule A with respect to such Company Stock Option at the price per share set forth in Schedule A with respect to such Company Stock Option. All other terms of such Company Stock Options shall remain in effect.

          (b) Company shall take all actions necessary so that following the Effective Time no holder of a Company Stock Option or any participant in any Employee Benefit Plan shall have any right thereunder to acquire capital stock of Company, SAC or the Surviving Corporation. Company shall take all actions necessary so that, as of the Effective Time, none of Company, SAC, the Surviving Corporation of any of their respective subsidiaries is or will be bound by any Company Stock Options, other options, warrants, rights or agreements which would entitle any person, other than Sanchez, SAC or its affiliates, to own any capital stock of Company, SAC, the Surviving Corporation or any of their respective subsidiaries or to receive any payment in respect thereof, except as otherwise provided in Article II or Section 7.9(a).

                                    ARTICLE VIII
                      CONDITIONS TO THE OBLIGATION OF SANCHEZ

     The obligation of Sanchez to proceed with the Closing under this Agreement is subject to the satisfaction, on or prior to the Closing, of each of the following conditions, each of which may be waived by Sanchez:

     Section 8.1. Representations and Warranties True. The representations and warranties of Company and each of the Shareholders contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at the Closing Date as though made at such time, and Company and Shareholders shall have delivered to Sanchez a certificate or certificates to that effect signed by the President of Company and by each Shareholder, as applicable.

     Section 8.2. Performance of Obligations. The obligations of Company and each Shareholder to be performed by them on or before the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and, at the Closing, Company and Shareholders shall have delivered to Sanchez a certificate or certificates to that effect signed by the President of Company and by Shareholders, as applicable.

     Section 8.3. Consents. All consents, approvals and waivers from third parties (including, without limitation, lenders) and government agencies required to consummate the transactions contemplated hereby, or requested by Sanchez in connection with the consummation of the transactions contemplated hereby, shall have been obtained (unless otherwise waived by Sanchez).

     Section 8.4. Absence of Litigation. There shall not be any litigation or proceeding, pending or threatened, (including, without limitation, any litigation or proceeding arising under antitrust or securities laws), to restrain or invalidate the sale and purchase of the Company Stock or the other transactions contemplated herein, and no action or proceeding shall be pending or, to Company's and Shareholders' knowledge, threatened against Company or Shareholders, at law or in equity, before any federal or state court or governmental commission or in arbitration or by or before any administrative agency, which action or proceeding would adversely affect the Condition, nor shall any judgments, consents, injunctions or any other judicial or administrative mandates be outstanding against Company or Shareholders which would adversely affect the Condition.

     Section 8.5. Certified Resolutions. Sanchez shall have received a copy of the resolutions of the Board of Directors of Company, certified by the Secretary of the Company, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and therein.

     Section 8.6. Certificate of Good Standing . Sanchez shall have received a good standing certificate of Company dated not more than ten days prior to the Closing Date from the Secretary of State of the State of Delaware

     Section 8.7. Absence of Liabilities. On the Closing Date, there shall be no Liabilities relating to or respecting the business or the Company Stock, except as disclosed in any Schedule to this Agreement, and except for such contractual obligations as may arise on and after the Closing Date under the agreements listed on Schedule 2.3, as evidenced by a certificate to such effect signed by the President of Company and containing such supporting documentation as Sanchez shall request.

     Section 8.8.   INTENTIONALLY LEFT BLANK.

     Section 8.9. Delivery of Specified Documents. Shareholders shall have delivered to Sanchez all of the documents and instruments specified in
Section 3.1(b)(i) hereof on or prior to the Closing Date.

     Section 8.10. Retention of Key Personnel. Sanchez shall be reasonably satisfied as to its ability to retain key operational and sales personnel of Company including, without limitation, those individuals listed on
Schedule 8.10.

     Section 8.11. Review of Open Purchase Orders and Sales Commitments. Sanchez shall have been afforded an opportunity to review purchase orders and sales commitments open on the Closing Date pursuant to which Company is purchasing services, supplies or other goods from third parties or pursuant to which Company is selling or providing services, products or other goods to third parties, respectively, and the obligations of Company, in order to confirm that the goods or services ordered, and the amount to be paid or received thereunder, are consistent with the purchasing and sales activities of Company over the preceding 12 months.

     Section 8.12. Opinion of Counsel for Company and Shareholders. Company and Shareholders shall have delivered to Sanchez an opinion of their counsel, Hutchins, Wheeler & Dittmar, A Professional Corporation, dated the date of the Closing and reasonably satisfactory to Sanchez and its counsel, in substantially the form attached hereto as Exhibit C.

     Section 8.13.  INTENTIONALLY OMITTED.

     Section 8.14. Approval of Counsel; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved on the Closing Date by Safeguard Scientifics, Inc., counsel for Sanchez, in the exercise of their reasonable judgment, and Sanchez or its counsel shall have been furnished with such other documents as Sanchez or its counsel shall have reasonably requested.

                                     ARTICLE IX
              CONDITIONS TO THE OBLIGATION OF COMPANY AND SHAREHOLDERS

     The obligation of Company and Shareholders to proceed with the Closing under this Agreement is subject to the satisfaction, on or prior to the Closing, of each of the following conditions, each of which may be waived by Company and
Shareholders:

     Section 9.1. Representations and Warranties True. The representations and warranties of Sanchez and SAC contained in this Agreement and any closing documents delivered by Sanchez and SAC in connection with this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at the Closing Date as though made at such time and, at the Closing, each of Sanchez and SAC shall have delivered to Shareholders a certificate to that effect signed by its Senior Vice President and Chief Financial Officer.

     Section 9.2. Performance of Obligations. Each of the obligations of Sanchez or SAC to be performed by it on or before the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and, at the Closing, each of Sanchez and SAC shall have delivered to Shareholders a certificate to that effect signed by a President or any Vice President.

     Section 9.3. Absence of Litigation. There shall not be any litigation or proceeding, pending or threatened (including, without limitation, any litigation of proceeding arising under antitrust or securities laws), to restrain or invalidate the sale and purchase of the Company Stock or the other transactions contemplated herein which would, in the judgment of Shareholders, made in good faith, involve expense or lapse of time that would be materially adverse to the interests of Shareholders.

     Section 9.4. Opinion of Counsel for Sanchez. Sanchez and SAC shall have delivered to Shareholder an opinion of its counsel, John B. Wright, II, Esq., dated the date of the Closing and satisfactory to Shareholders and their counsel, in substantially the form attached hereto as Exhibit D.

     Section 9.5.   INTENTIONALLY OMITTED.

     Section 9.6. Approval of Counsel; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved on the Closing Date by Hutchins, Wheeler & Dittmar, A Professional Corporation, counsel for Company, in the exercise of their reasonable judgment, and Company or its counsel shall have been furnished with such other documents as Company or its counsel shall have reasonably requested.

                                     ARTICLE X
                       POST-CLOSING COVENANTS OF SHAREHOLDERS

     Section 10.1.  Covenant Not to Compete.

          (a) Each Shareholder will not, for a period of five years following the Closing Date (the "Restricted Period"), compete, directly or indirectly, with Sanchez in the development, sale or support of M Technology software.

          (b) A Shareholder shall be deemed to be competing, directly or indirectly, as described in paragraph (a) hereof if such Shareholder shall engage, directly or indirectly, in any of the business covered thereby, whether for its own account or that of any other person, firm, corporation, partnership or other business entity, and whether its participation shall be as a stockholder, general or limited partner, or investor possessing an ownership interest exceeding five percent (5%) in any such entity, or as a director, officer, employee, principal, agent, lender or in any other capacity.

          (c) During the Restricted Period, each Shareholder shall not, directly or indirectly: (1) solicit, divert, take away or induce customers (wherever located) of Sanchez to avail himself or itself of the services or products of others which are competitive with any of Sanchez's services or products or (2) solicit, employ or in any other fashion hire any employee of Sanchez unless such person shall have been discharged by Sanchez, or otherwise induce any employee of Sanchez to leave the employ of Sanchez.

          Each Shareholder expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this
Section 10.1, and that Sanchez, in addition to all other remedies available at law or hereunder, shall be entitled, as a matter of right, to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction. If any of the provisions of this
Section 10.1 are held to be in any respect an unreasonable restriction upon such Shareholder, then such Shareholder shall be deemed to extend only over the maximum period of time, geographic area or range of activities as to which they may be enforceable. In the event that a Shareholder shall be in violation of the restrictive covenants in this Section 10.1, then the Restricted Period shall be extended for a period of time equal to the period of time during which such breach shall occur or have occurred.

     Section 10.2. Restrictions on Resale to Preserve Accounting Treatment. Sanchez has informed Shareholders and Company that it is a material factor to Sanchez in entering into this Agreement that the transactions contemplated by this Agreement be treated as a pooling for accounting purposes. Therefore, notwithstanding any other provision of this Agreement, each Shareholder represents, warrants and agrees that such Shareholder has not, and from the date of this Agreement through the date on which Sanchez has published and disseminated consolidated financial results which include results of combined operations of Sanchez and Company for at least thirty days on a consolidated basis following the Closing Date, will not (i) sell, assign, exchange, transfer, encumber, pledge (if the sole recourse of the lender secured by the pledge of such shares is to the pledged shares), distribute, appoint, or otherwise dispose of (a) any shares of Sanchez Stock received by such Shareholder, or (b) any interest (including, without limitation, an option to buy or sell) in any such shares of Sanchez Stock, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose; or (ii) engage in any transaction with respect to any shares of Sanchez Stock or any interest therein, the intent or effect of which is to reduce the risk of owning shares of Sanchez Stock (including, by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions). The certificates evidencing the Sanchez Stock to be received by Shareholders will bear a legend substantially in the form set forth below and containing such other information as Sanchez may deem necessary or appropriate:

     "The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment prior to the publication and dissemination of financial statements by the issuer which include the results of at least thirty (30) days of combined operations of the issuer and Greystone Technology Corporation. Upon the written request of the holder of this certificate, the issuer agrees to remove this restrictive legend (and any stop order placed with the transfer agents) when the requirement has been met."

                                    ARTICLE X-A
                                REGISTRATION RIGHTS

     Section 10A.1. Definitions.  For purposes of this Article X-A:

          (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (b) The term "Registrable Securities" means (1) the Sanchez Stock, and (2) any Sanchez Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Sanchez Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which its rights under this Article X-A are not assigned. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed pursuant to Rule 144 or Rule 144A, (iii) such securities are transferred to or become beneficially owned by Sanchez or any affiliate thereof (other than any bank or insurance company acting in the ordinary course of its business), (iv) such securities shall have ceased to be outstanding, or
(v) such securities shall be eligible for resale under Rule 144(k).

          (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Sanchez Stock which are, and the number of Sanchez Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

          (d) The term "Holder" means any original holder of Registrable Securities or any assignee thereof in accordance with Section 10A.9 hereof.

          (e) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by Sanchez with the SEC.

          (f) The term "Managing Underwriter" means one or more nationally recognized firms of investment bankers selected by the Shareholders and approved by Sanchez (such approval not to be unreasonably withheld).

          Section 10A.2. Shelf Registration.

          (a) Shelf Registration. As promptly as practicable after the Closing Date, Sanchez will file a shelf registration statement with the Commission permitting the disposition of the Registrable Securities in accordance with the intended methods thereof as specified in writing by Shareholders (the "Shelf Registration"). Sanchez will use its best efforts to have the Shelf Registration declared effective by the Commission as soon as practicable after the filing date or at such later time as may be specified by Shareholders on not less than 20 days' notice.

          (b) Underwritten Shelf Registration. Shareholders may, at any time, request that Sanchez supplement or amend the Shelf Registration to effect an underwritten offering by a Managing Underwriter. Sanchez shall provide prompt notice of such request to the Holders of all Registrable Securities, and will as promptly as practicable supplement or amend such Shelf Registration to the extent required to permit the disposition in accordance with such request. Sanchez shall enter into an underwriting agreement in customary form used by Sanchez with such underwriter or underwriters, reasonably acceptable to Holders of Registrable Securities, which shall include, among other provisions, contribution and indemnities to the effect and to the extent provided in this
Article X-A. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement. No Holder may participate in such underwritten offering unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement.

          (c) Registration Statement Form. Sanchez may, if permitted by law, effect the Shelf Registration by the filing of a registration statement on Form S-3. However, if such registration involves an underwritten offering or other special selling efforts and the Managing Underwriter at any time shall notify Sanchez in writing that, in the judgment of such Managing Underwriter, inclusion of some or all of the information required in a more detailed form specified in such notice is of material importance to the success of the underwritten offering of such Registrable Securities, Sanchez shall supplement or amend such Shelf Registration to include such information or use such more detailed form as is reasonably required by the Managing Underwriter.

     Section 10A.3. Obligations of Sanchez. With respect to the Shelf Registration to be filed under Section 10A.2 to effect the registration of any Registrable Securities, Sanchez shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the Commission the Shelf Registration with respect to such Registrable Securities and use its best efforts to cause the Shelf Registration to become effective. As far in advance as practical before filing such registration statement or any supplement or amendment thereto (including any document incorporated therein by reference) Sanchez will furnish to Shareholders and their counsel copies of reasonably complete drafts of all such documents proposed to be filed (including any and all exhibits), and Shareholders and their counsel shall have the opportunity to comment in writing on any information that is contained therein or omitted therefrom and Sanchez will make the changes reasonably requested by Shareholders and their counsel with respect to such information prior to filing any such registration statement or amendment.

          (b) As expeditiously as reasonably possible, prepare and file with the Commission such amendments and supplements to the Shelf Registration and the prospectus used in connection with the Shelf Registration as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration until the earlier of (i) such time as all of the Sanchez Stock cease to be Registrable Securities and
(ii) such time as 36 months shall have elapsed from the effective date of the Shelf Registration, plus an additional period equal to the number of days occurring during the effectiveness of the Shelf Registration on which a Holder of Registrable Securities is unable in accordance with Section 10A.6(b) to dispose of such Registrable Securities pursuant to the Shelf Registration.

          (c) As expeditiously as reasonably possible, furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify securities covered by the Shelf Registration under such other securities or Blue Sky laws of such jurisdictions in accordance with the terms and conditions of such laws as shall be reasonably requested by Shareholders, provided that Sanchez shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) As expeditiously as reasonably possible, notify in writing, each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of such Holder, as promptly as practicable prepare and furnish to such Holder a reasonable number of copies of a prospectus included in an effective post-effective amendment or the supplemented prospectus.

          (f) As expeditiously as reasonably possible, furnish, at the request of any Holder of Registrable Securities on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing Sanchez for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of Sanchez, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders of Registrable Securities.

     Section 10A.4. Furnish Information. It shall be a condition precedent to the obligations of Sanchez to take any action pursuant to this Article X-A with respect to the Registrable Securities of any selling Holder that such Holder shall meet the following conditions:

          (a) Each Holder shall furnish to Sanchez such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          (b) All information specifically with respect to the Holder furnished to Sanchez by or on behalf of the Holder for use in connection with the preparation of any registration statement relating to such Registrable Securities shall be true and correct in all material respects and shall not omit any material fact necessary to make such information, in light of the circumstances under which it was made, not misleading.

          (c) Each Holder will review carefully any registration statement relating to such Registrable Securities and each amendment or supplement thereto upon receipt thereof from Sanchez and will promptly advise Sanchez in writing if: (i) the name and address of the Holder (if required to be disclosed) is not properly set forth; (ii) the Holder knows of any arrangements made or to be made by any person, or of any transaction already effected, to limit or restrict the sale of the Registrable Securities during the period of the public distribution or to stabilize the market for the Registrable Securities; or (iii) the Holder has entered into any material arrangement with a broker-dealer for the sale of Registrable Securities through a cross or block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer.

          (d) Each Holder shall not distribute any prospectus or other offering material in connection with the offering and sale of the Registrable Securities other than a prospectus or other material permitted by the Securities Act and prepared by Sanchez.

          (f) Each Holder of Registrable Securities will comply with Regulation M under the Exchange Act.

          (g) To assist Sanchez in qualifying the Registrable Securities for sale under applicable state securities laws, each Holder will advise Sanchez of each jurisdiction in which the Holder intends to offer or sell any or all Registrable Securities, and agrees not to offer or sell any Registrable Securities in any jurisdiction where the Registrable Securities are not registered or exempt from registration.

          (h) Each Holder other than Shareholders will inform Sanchez in writing of any and all sales, gifts or other transfers or dispositions of any Registrable Securities or of any interest therein, whether pursuant to the Shelf Registration or otherwise, within 15 calendar days following each such disposition, such notification to include the date of the disposition, the number of Registrable Securities which were disposed of, and other information which Sanchez may reasonably request. Each Shareholder will inform Sanchez in writing of any and all sales, pledges, gifts or other transfers or dispositions of any Registrable Securities or of any interest therein, whether pursuant to the Shelf Registration or otherwise, within 15 calendar days following each such disposition, such notification to include the date of the disposition, the number of Registrable Securities which were disposed of, the price and other terms at which such Registrable Securities were disposed of, any discounts or commissions paid to any broker-dealer, bank or other person in connection with the disposition, the identity of any broker-dealer, bank or other person involved in the disposition, the identity of any purchaser, pledgee, donee, transferee or other successor in interest whose identity is known to be involved in the transaction, and any other information which Sanchez may reasonably request.

     Section 10A.5.   Expenses of Registration.   All expenses incurred in
connection with the Shelf Registration and any amendment or supplement thereof, including (without limitation) all registration, filing, qualification, printers' and accounting fees, fees and the fees and disbursements of counsel for Sanchez, and the fees and disbursements not to exceed $7,500of one counsel for the Holders (which counsel shall be selected by a majority in interest of Registrable Shares) shall be borne by Sanchez but excluding (i) underwriting discounts, broker fees and commissions and transfer taxes, if any, in respect of Registrable Securities, which shall be payable by each Holder thereof and (ii) all out-of-pocket expenses of underwriters, broker and dealers, including fees and disbursements of counsel for underwriters, brokers and dealers.

     Section 10A.6.   Company Suspension.

          (a) Upon receipt of any notice from Sanchez of the happening of any event of the kind described in Section 10A.3(e), such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities (it being understood that such Holder's right to dispose of Registrable Securities by other means in accordance with applicable securities laws shall not be restricted hereby) until such Holder's receipt of the copies of the supplemented or amended prospectus and, if so directed by Sanchez, will deliver to Sanchez (at Sanchez's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

          (b) Upon receipt of any notice from Sanchez that in the good faith judgment of Sanchez the filing or making of offers and sales pursuant to the Shelf Registration would require the public disclosure of information, the disclosure of which would not otherwise be required at that time and either compiling such information would require unreasonable effort in the circumstances or disclosure thereof would have a material adverse effect on Sanchez, Sanchez shall have the right to suspend such sales or postpone such filing for a period which shall not exceed 90 days (provided that no such notice may be given beginning when Shareholders notify Sanchez that marketing efforts have begun by the Managing Underwriter on behalf of the Holders of Registrable Securities in connection with an offering thereof and ending when such offering is completed or abandoned); provided, however, that Sanchez may not use the right provided by this paragraph until 120 days have elapsed from the end of the most recent suspension or postponement period initiated by Sanchez and provided, further, however, that immediately following disclosure of such information or withdrawal or abandonment of the transaction requiring suspension or postponement Sanchez will make such filing or take such steps as are necessary to permit such offers and sales, as the case may be.

     Section 10A.7. Indemnification and Contribution. In the event any Registrable Securities are included in a registration statement under this
Article X-A:

          (a) To the extent permitted by law, Sanchez will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any Violation or alleged Violation by Sanchez of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Sanchez will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Subsection 10A.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Sanchez (which consent shall not be unreasonably withheld), nor shall Sanchez be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will severally indemnify and hold harmless Sanchez, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Sanchez within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Subsection 10A.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Subsection 10A.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this Subsection 10A.7(b) exceed the net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section 10A.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10A.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10A.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10A.7.

          (d) If the indemnification provided for in this Article X-A is unavailable or insufficient to hold harmless an indemnified party under Section 10A.7(a) or 10A.7(b) above although applicable in accordance with its terms, then each such indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Sections 10A.7(a) or 10A.7(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by Sanchez and the Holders shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by Sanchez and the selling Holders, bear to the aggregate public offering price of the Registrable Securities sold. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

          The parties agree that it would not be just and equitable if contributions pursuant to this Section 10A.7(d) were to be determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this Section 10A.7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 10A.7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this Section 10A.7(d). Notwithstanding the provisions of this Section 10A.7(d), no selling Holder shall be required to contribute any amount in excess of the net proceeds from the offering received by such Holder.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of Sanchez and Holders under this Section 10A.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article X-A and otherwise.

     Section 10A.8. Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of Sanchez to the public without registration, Sanchez agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Commission Rule 144;

          (b) file with the Commission in a timely manner all reports and other documents required of Sanchez under the Securities Act and the Exchange Act; and

          (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by Sanchez that it has complied with the reporting requirements of Commission Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Sanchez and such other reports and documents so filed by Sanchez, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

     Section 10A.9. Assignment of Registration Rights. The rights to cause Sanchez to maintain the registration of Registrable Securities pursuant to this
Article X-A may be assigned by a Holder (or a combination of Holders) to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 5% of the Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided Sanchez is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purpose of determining the number of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants (natural or adopted) and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership.

     Section 10A.10. Termination of Registration Rights. The registration rights granted and the obligations of Sanchez pursuant to this Article X-A shall terminate as to any Holder at such time as all Registrable Securities held by such Holder can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144.

                                     ARTICLE XI
                        SURVIVAL; INDEMNIFICATION; EXPENSES

     Section 11.1.  General Indemnification.

          (a) Shareholders hereby jointly and severally agree to (i) indemnify, defend and hold harmless Sanchez and each of its directors, officers, employees, affiliates, agents and shareholders from and against any and all losses, damages, liabilities, costs and claims arising out of, based upon or resulting from (A) any inaccuracy of any representation or warranty of Company or Shareholders which is contained in or made pursuant to this Agreement (other than any representation or warranty contained in Sections 4.3, 4.6, 4.7, 4.8 or
4.17 and expressly made by each Shareholder severally but not jointly) or in any schedule, exhibit, certificate or other document delivered in connection with the transactions contemplated hereby or (B) any breach by Company or Shareholders or any of their agreements or obligations contained in or made pursuant to this Agreement, and (ii) reimburse Sanchez and each of its directors, officers, employees, affiliates, agents and shareholders for any and all reasonable fees, costs and expenses of any kind related thereto (including, without limitation, any and all Legal Expenses). Shareholders hereby waive and release any and all rights of contribution Shareholders may otherwise (but for this provision) have against Company arising out of any inaccuracy of any representation or warranty made by Shareholders and Company jointly and severally hereunder, whether such rights of contribution arise under common law or otherwise. As used in this Section 11.1, "Legal Expenses" of a person shall mean any and all reasonable out-of-pocket fees, costs and expenses of any kind incurred by such person and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

          (b) Each Shareholder hereby severally but not jointly agrees to (i) indemnify, defend and hold harmless Sanchez and each of its directors, officers, employees, affiliates, agents and shareholders from and against any and all losses, damages, liabilities, costs and claims arising out of, based upon or resulting from any inaccuracy of any representation or warranty of such Shareholder which is contained in or made pursuant to this Agreement in Sections 4.3, 4.6, 4.7, 4.8 and 4.17 and expressly made by each Shareholder severally but not jointly, and (ii) reimburse Sanchez and each of its directors, officers, employees, affiliates, agents and shareholders for any and all reasonable fees, costs and expenses of any kind related thereto (including, without limitation, any and all Legal Expenses).

          (c) Sanchez hereby agrees to (i) indemnify, defend and hold harmless Shareholders from and against any and all losses, damages, liabilities, costs and claims arising out of, based upon or resulting from (A) any inaccuracy of any representation or warranty of Sanchez which is contained in or made pursuant to this Agreement or in any schedule, exhibit, certificate or other document delivered in connection with the transactions contemplated hereby or
(B) any breach of Sanchez of any of its agreements or obligations contained in or made pursuant to this Agreement and (ii) reimburse Shareholders for any and all fees, costs and expenses of any kind related thereto (including, without limitation, any and all Legal Expenses).

          (d) Promptly after receipt by any person entitled to indemnification under this Section 11.1 (an "indemnified party") of written notice of the commencement of any action in respect of which the indemnified party will seek indemnification hereunder, the indemnified party shall so notify in writing the person(s) from whom indemnification hereunder is sought (collectively, the "indemnifying party"), but any failure so to notify the indemnifying party shall not relieve any such indemnifying party from any liability that it may have to the indemnified party under this Section 11.1 except to the extent that the indemnifying party's ability to defend such claim is materially prejudiced by the failure to give such notice. The indemnifying party shall be entitled to participate in the defense of such action and to assume control of such defense; provided, however, that:

               (i) the indemnified party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

               (ii) the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such claim or ceasing to defend against such claim, which approval shall not be unreasonably withheld except that it shall not be unreasonable to withhold approval if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party (and in no event shall an indemnified party be liable for any settlement or compromise effected without its or his consent);

               (iii) the indemnifying party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from liability in respect of such claim; and

               (iv) the indemnifying party shall not be entitled to control, but shall be entitled to participate at its own expense in the defense of, and the indemnified party shall be entitled to have sole control at its own expense over, the defense or settlement of any claim to the extent the claim seeks an order, injunction or other equitable relief against the indemnified party which, if successful, could, in the sole judgment of the indemnified party, materially interfere with the business, operations, assets, condition or prospects of the indemnified party, provided, the indemnified party shall give notice to the indemnifying party of such judgment and assumption of control as provided in Section 11.1(e) hereof.

          (e) At any time, the indemnified party may assume control of the defense of any such action by written notice to the indemnifying party. After such written notice by the indemnifying party to the indemnified party of its election to assume control, the indemnifying party shall not be liable to such indemnified party hereunder for any Legal Expenses subsequently incurred by such indemnified party in connection with the defense thereof, but shall be otherwise liable to the indemnified party as herein provided.

          (f) If the indemnifying party does not assume control of the defense of such claims as provided in this Section 11.1, the indemnified party shall have the right to defend such claim in any manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party thereof in accordance with this Section
11.1.  The reimbursement of fees, costs and expenses required by this Section
11.1 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

          (g) Any other provision hereof to the contrary notwithstanding, no party shall have any liability for indemnification pursuant to Section 11.1(a)(i)(A), Section 11.1(b)(i)(A) or Section 11.1(c)(i)(A) (other than as a result of an inaccuracy in the representations and warranties contained in Sections 4.31, 5.6 and 6.8) until the aggregate amount of the liability of such party resulting from such inaccurate representations or warranties exceeds $20,000 (the "Threshold Amount"), and then only to the extent of such excess. This limitation shall not be applicable to an indemnification obligation arising under any provision of Section 11.1 other than Section 11.1(a)(i)(A), Section 11.1(b)(i)(A) or Section 11.1(c)(i)(A). Once the liability of a party has exceeded the Threshold Amount, such party shall thereupon become liable to each indemnified party for all amounts which, but for the Threshold Amount, would have been payable to such indemnified parties pursuant to the provisions of this
Article XI. Once the liability of a party has exceeded the Threshold Amount, such party shall no longer be entitled to the benefit of the limitation provided in this paragraph (g) notwithstanding payment in full by such party on account of such liability.

          (h) Any other provision hereof to the contrary notwithstanding, the parties agree that the representations and warranties of the parties contained in this Agreement and in any certificates delivered pursuant to this Agreement shall survive for a period of six months after the Closing Date, regardless of any investigation made by either party prior to the date hereof or prior to the Closing Date. Sanchez and Shareholders shall only be entitled to indemnification under Section 11.1(a)(i)(A), 11.1(b)(i)(A) or Section 11.1(c)(i)(A) if a written notice describing the claim for which indemnification is sought is signed by the President or any Vice President of Sanchez or Shareholders, as the case may be, and is submitted to Shareholders or Sanchez, as the case may be, not later than six months following the Closing Date. Any claim for indemnification pursuant to Section 11.1(a)(i)(A), Section 11.1(b)(i)(A) or Section 11.1(c)(i)(A) not made prior to the expiration of such six month period shall be extinguished, and all representations and warranties with respect to which no claim is made prior to the expiration of such six month period shall expire and be of no further force and effect. The maximum amount recoverable by Sanchez shall be the value of the Escrow Shares; to the extent any claims are payable, the Escrow Shares shall be released to the Sanchez on a pro rata basis based on each Shareholder's percentage ownership at the time of the Closing. In no event shall any

Shareholder's indemnification obligations hereunder exceed such Shareholder's pro rata portion of the Escrow Shares.

          (i)  Notwithstanding any provisions herein to the contrary:

               (i) neither party shall be liable to the other party for any misrepresentation, breach of any warranty or failure to fulfill any covenant or agreement herein if such other party shall have had actual knowledge of the facts upon which such misrepresentation, breach or failure to fulfill is based at or prior to the Closing Date;

               (ii) the liability of either party computed otherwise in accordance with this Article XI shall be limited to the after-tax consequence to the indemnified party (or the affiliated group of which such indemnified party is a member) of any such damage, loss, liability, deficiency cost or expense suffered or incurred by such indemnified party;

               (iii) neither party shall have any liability to the other party for misrepresentation, breach of warranty or failure to fulfill any covenant or agreement to be performed at or prior to the Closing Date except pursuant to this Article XI;

               (iv) neither party shall have any liability to the extent such liability is covered by insurance of the other party.

          (j) The indemnification provided under this Article XI shall constitute the sole and exclusive remedy of Sanchez, SAC, Shareholders and Company as a result of any breach of this Agreement other than any loss, damage or expense based upon fraud or intentional misrepresentation.

     Section 11.2. Filing of Returns. Shareholders shall cause Company to prepare and file, consistent with all past practice, all tax returns of Company that are due on or before the Closing Date (determined with regard to extensions). Sanchez shall cause Company to prepare and file all other tax returns of Company; provided, however, that to the extent that any such tax return covers a pre-closing period, no position shall be taken on any such tax return that would give rise to the indemnification obligation of Shareholders hereunder without the prior consent of Shareholders. Without the prior written consent of Shareholders, Sanchez will not file any amended tax return with respect to any taxable period subject to indemnification by Shareholders hereunder and during the survival period thereof if such return would give rise to the indemnification obligation of Shareholders hereunder.

                                    ARTICLE XII
                                    TERMINATION

     Section 12.1. Termination. This Agreement may be terminated prior to the Closing as follows:

          (a) at the election of Sanchez, if any one or more of the conditions set forth in Article VIII to its obligation to proceed with the Closing has not been fulfilled on the Closing Date;

          (b) at the election of Shareholders or Company, if any one or more of the conditions set forth in Article IX to their obligation to proceed with the Closing has not been fulfilled on the Closing Date;

          (c) at the election of Sanchez, if Shareholders have breached, or Sanchez reasonably believes that Shareholders have breached, any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Closing Date;

          (d) at the election of Shareholders or Company, if Sanchez has breached, or Shareholders reasonably believe that Sanchez has breached, any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Closing Date;

          (e) at the election of Sanchez, Shareholders or Company, if any legal proceeding is commenced or threatened by any governmental or regulatory body or other person (other than Sanchez, Shareholders or Company) directed against the consummation of the Closing and either Sanchez, Shareholders or Company, as the case may be, reasonably and in good faith deems it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof, taking into account the potential expense and delay likely to be involved;

          (f) at any time on or prior to the Closing Date, by mutual written consent of Sanchez, Shareholders and Company; or

          (g) at the election of Sanchez, Shareholders or Company, if the Closing has not occurred on or prior to February 16, 1998.

     If this Agreement so terminates, it shall become null and void and have no further force and effect, except as provided in Section 12.2.

     Section 12.2. Survival. If this Agreement is validly terminated pursuant to Section 12.1 and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; provided, however, that if

Sanchez terminates this Agreement because any of the conditions contained in Sections 7.1 or 7.2 have not been satisfied or if Shareholders terminate this Agreement because any of the conditions contained in Sections 8.1 or 8.2 have not been satisfied then the terminating party shall have the right to pursue all of its legal remedies for breach of contract and damages; provided, further, that if this Agreement is validly terminated pursuant to Section 12.1 and the transactions contemplated hereby are not consummated as described above, the provisions of Section 7.2 relating to the obligation of Sanchez to keep confidential and not to use certain information obtained by it from Shareholders and to return documents and copies thereof to Shareholders and the provisions of
Section 12.3 relating to responsibility for expenses shall survive. No party hereto shall have any liability to any other party in respect of a valid termination of this Agreement pursuant to Section 12.1, except to the extent set forth above.

     Section 12.3. Expenses if No Closing. If the Closing does not occur and the transactions contemplated hereby are not consummated, then, subject to the right of a non-defaulting party to recover damages, costs and expenses from a defaulting party pursuant to Section 12.1, all costs and expenses incurred in connection with this Agreement shall be paid by the person incurring such expenses; i.e., by Sanchez if incurred by Sanchez and by Shareholders if incurred by Shareholders.

                                    ARTICLE XIII
                                      GENERAL

     Section 13.1.  No Tax Representations.  Except as set forth in Sections
4.32 and 6.6, Shareholders and Sanchez agree that no representation or warranty has been made by them as to the tax consequences of the transactions contemplated by this Agreement or the results of the allocation of the amount of, or the consideration comprising, the Merger Consideration, that each is engaging separate counsel with respect to such tax consequences, and that each is assuming its own respective tax liability, if any, arising out of this Agreement or the consummation of the transactions contemplated hereunder.

     Section 13.2.  Regarding the Representations and Warranties.

          (a) Independence. Each of the representations and warranties made by Shareholders in Articles IV and V, as applicable, is independent of the other representations and warranties made therein, and each of the representations and warranties made by Sanchez in Article VI is independent of the other representations and warranties made therein.

          (b) Knowledge Qualification. Whenever a representation or warranty is made herein based on the knowledge or best of knowledge of Company, Shareholders, Sanchez or SAC (as the case may be), such representation or warranty is made based on the actual knowledge of Company, Shareholders, Sanchez or SAC (as the case may be), including any officer, director or employee thereof, and on the knowledge which Company, Shareholders,

Sanchez or SAC (as the case may be) would have if it had conducted a diligent inquiry into the subject matter or the representation or warranty.

     Section 13.3. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other party.

     Section 13.4. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     Section 13.5.  Dispute Resolution.

          (a) Good-Faith Negotiations. If any dispute arises under this Agreement that is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. These face-to-face negotiations shall be conducted by the Shareholders and the respective designated senior management representative of each corporate party. If the parties are unable to resolve the dispute between them through these face-to-face negotiations within 20 days (or such period as the parties shall otherwise agree) following the date of notification (the "Notice Date") by one party to the other of the existence of such dispute, then any such disputes shall be resolved in the following manner.

          (b) Mediation. The parties shall endeavor to resolve any dispute arising out of or relating to this Agreement by mediation under the CPR Mediation Procedures for Business Disputes. Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Neutrals and shall notify CPR to initiate the selection process.

          (c)  Resolution of Disputes.

               (i) Any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, exceeds $1,000,000 ("Summary Proceeding"), arising out of or relating to this Agreement, or any other agreement executed in connection herewith or the breach, termination or validity thereof which has not been resolved by mediation as provided herein within 90 days of the Notice Date, shall be litigated exclusively in the Superior Court of the State of Delaware (the "Delaware Superior Court") as a summary proceeding pursuant to Rules 124-131 of the Delaware Superior Court, or any successor rules (the "Summary Proceeding Rules"). Each of the parties hereto hereby irrevocably and unconditionally (A) submits to the jurisdiction of the Delaware Superior Court for any Summary Proceeding, (B) agrees not to commence any Summary Proceeding except in the Delaware Superior Court, (C) waives, and agrees not to plead or to make, any objection to the venue of any Summary Proceeding in the Delaware Superior Court, (D) waives, and agrees not to plead or to make any claim that any Summary Proceeding brought in the Delaware Superior Court has been brought in an improper or otherwise inconvenient forum, (E) waives, and agrees not to plead or to make, any claim that the Delaware Superior Court lacks personal jurisdiction over it, (F) waives its right to remove any Summary Proceeding to the federal courts except where such courts are vested with sole and exclusive jurisdiction by statute and (G) understands and agrees that it shall not seek a jury trial or punitive damages in any Summary Proceeding based upon or arising out of or otherwise related to this Agreement, or any other agreement executed in connection herewith or the breach, termination or validity thereof, and waives any and all rights to any such jury trial or to seek punitive damages.
In any Summary Proceeding brought under this Section 13.5(c)(i) or Section 13.5(c)(ii), Sanchez shall bear all reasonable costs of travel incurred by Shareholders and its counsel.

               (ii) In the event any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, does not exceed $1,000,000 (a "Proceeding"), arising out of or relating to this Agreement, or any other agreement executed in connection herewith or the breach, termination or validity thereof is brought, the parties to such Proceeding agree to make application to the Delaware Superior Court to proceed under the Summary Proceeding Rules. Until such time as such application is rejected, such Proceeding shall be treated as a Summary Proceeding and all of the foregoing provisions of this Section relating to Summary Proceedings shall apply to such Proceeding.

               (iii) If a Summary Proceeding is not available to resolve any dispute hereunder, the controversy or claim shall be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of Delaware, including such law in respect of the statute of limitations. The arbitration shall be conducted at the Association's regional office located in Boston, Massachusetts by three arbitrators, at least one of whom shall be knowledgeable in software design, programming and implementation, one of whom shall be an attorney and one of whom shall be a member of a large accounting firm familiar with businesses engaged in software design, programming and implementation. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover such damages with respect to any such disputes. Judgment upon the arbitrators' aware may be entered and enforced in any court of competent jurisdiction.

          (d) Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including, but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests but shall not be sought as a means to avoid or stay arbitration or Summary Proceeding.

          (e) Each party is required to continue to perform its obligations under this contract pending final resolution of any dispute arising out of or relating to this contract, unless to do so would be impossible or impracticable under the circumstances.

     Section 13.6. Notices. All notices, requests, demands, waivers, consents, approvals, or other communications which are required or permitted hereunder shall be in writing and shall be deemed given if delivered personally, sent by reputable overnight courier service (such as Federal Express), sent by telecopier, or sent by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth below:

          If to Sanchez:

          Sanchez Computer Associates, Inc.
          40 Valley Stream Parkway
          Malvern, PA  19355
          Attn: Joseph F. Waterman
          Phone:  610-296-8877
          Fax:  610-296-7371

          If to Shareholder:

          Robert D. Shear
          1 Greystone Road
          Marblehead, MA  01945
          Phone:  781-691-4879

          K.S. Bhaskar
          29 Castle Drive
          Sharon, MA  02067
          Phone:  781-784-5129

          With a copy to:

          Hutchins, Wheeler & Dittmar
          A Professional Corporation
          101 Federal Street
          Boston, MA  02110
          Attn:  Jonathan R. Karis, Esq.
          Phone:  617-951-6600
          Fax:  617-951-1295


or to such other address or telecopier number as the party entitled to receive such notice may, from time to time, specify in writing to the other party. Unless otherwise specified herein such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally or by telecopier, (b) one Business Day after being delivered by reputable overnight delivery service and (c) three Business Days after being sent by registered or certified mail.

     Section 13.7. Governing Law. This Agreement shall be governed as to its validity, interpretation and effect by the laws of the State of Delaware.

     Section 13.8. No Third Party Beneficiaries. Notwithstanding anything to the contrary contained herein, no provision of this Agreement is intended to benefit any person other than the signatories hereto nor shall any such provision be enforceable by any other person.

     Section 13.9. Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 13.10. Schedules. All Schedules referred to in this Agreement are intended to be and are specifically incorporated by reference herein.

     Section 13.11. Section Headings. All section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 13.12. Contents of Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the transaction contemplated hereby and shall not be amended or terminated except by a written instrument duly executed by each of the parties hereto. Any and all prior or contemporaneous agreements or understandings between the parties regarding the subject matter hereof are superseded in their entirety by this Agreement.

     Section 13.13. Counterparts. This Agreement may be executed in two or more fully executed counterparts, each of which shall be deemed an original, but all of such counterparts together shall constitute but one and the same instrument.

     Section 13.14. Public Announcements. Neither Shareholders nor Company shall use Sanchez's name or refer to Sanchez directly or indirectly in connection with Sanchez's relationship with Company in any advertisement, news release or professional or trade publication, or in any other manner, unless otherwise required by law or with Sanchez's prior written consent.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                              SANCHEZ COMPUTER ASSOCIATES, INC.


                              By:___________________________
                              Title:________________________


                              SYSTEM ACQUISITION CORP.


                              By:___________________________
                              Title:________________________


                              GREYSTONE TECHNOLOGY CORPORATION


                              By:___________________________
                              Title:________________________



                              ______________________________
                              Robert D. Shear


                              ______________________________
                              K.S. Bhaskar